S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N
                          Washington, D. C.  20549




                                  FORM 8-K/A




                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date

of Report (date of earliest event report):  February 16, 1995.


                             M. A. HANNA COMPANY
           (Exact name of Registrant as specified in its charter)



Delaware                        1-5222                  34-0232435

(State or other                 (Commission File       (IRS Employer
  jurisdiction of                Number)                Identification No.)
  incorporation)



        Suite 36-5000, 200 Public Square, Cleveland, Ohio  44114-2304
                   Address of Principal Executive Offices



             Registrant's telephone number, including area code:

                               (216) 589-4000




    _____________________________________________________________________
        (Former name or former address, if changed since last report)






Item 4.     Change in Registrant's Certifying Accountants


(a)   Previous independent accountants

M.A. Hanna Company (the "Company") has appointed Price Waterhouse LLP, replacing Ernst & Young LLP, who was dismissed on February 16, 1995, as its independent public accounting firm.

The reports of Ernst & Young LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except for the change in the method of accounting for post-retirement benefits other than pensions and income taxes in 1992.

The Company's Audit Committee participated in and approved the decision to change independent accountants.

In connection with its audits for the two most recent fiscal years and through February 16, 1995, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through February 16, 1995, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 8, 1995 is filed as Exhibit 16 to this Form 8-K/A.


(b)   New independent accountants

The Company engaged Price Waterhouse LLP as its new independent accountants as of February 16, 1995. During the two most recent fiscal years and through February 16, 1995, the Company has not consulted with Price Waterhouse LLP on items which were or should have been subject to SAS 50 or concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).


Item 7.     Financial Statements and Exhibits

      (c)   The following exhibits are filed herewith.

      16.   Letter re change of certifying accountant.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            M.A. HANNA COMPANY (Registrant)

                            _________________________________
                       /s/  Thomas E. Lindsey
                            Thomas E. Lindsey
                            Controller
                            (Principal Accounting Officer)
March 8, 1995